Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONEOK, Inc., on Form S-8 (File No. 333-152748, 333-157548, 333-165044, 333-171308, 333-178622, 333-185633, 333-194284, 333-228499, and 333-237869) of our report dated June 25, 2025, with respect to the financial statements and supplemental schedule of the ONEOK, Inc. 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2024.

Forvis Mazars, LLP

Tulsa, Oklahoma
June 25, 2025